Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Quantum Leap Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one redeemable warrant ("Redeemable Warrant")	(1)	457(o)	23,000,000	$10.00	$230,000,000.00		$31,763.00
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	457(o)	23,000,000		0.00		0.00
Fees Previously Paid	Equity	Redeemable warrants included in units		457(o)	23,000,000		0.00		0.00
Fees to be Paid	Equity	Class A ordinary shares issuable upon exercise of the Redeemable Warrants	(3)	457(o)	23,000,000	$11.50	$264,500,000.00	0.0001381	$36,527.45

Total Offering Amounts:							$494,500,000.00		68,290.45
Total Fees Previously Paid:									31,763.00
Total Fee Offsets:									0.00
Net Fee Due:									$36,527.45

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Includes 3,000,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2)	Pursuant to Rule 457(i), there is no additional filing fee with respect to the Class A Ordinary shares or Redeemable Warrants included in the units because no additional consideration will be received in connection with the issuance of such securities.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Represents Class A ordinary shares issuable upon exercise of the 23,000,000 Redeemable Warrants included in the units at an exercise price of $11.50 per share. Includes shares underlying 3,000,000 Redeemable Warrants that may be issued upon exercise of the underwriters’ over-allotment option.